AMENDED ESCROW AGREEMENT

THIS AGREEMENT made and entered into this 17th day of August, 2012, by and between DIGNYTE, Inc. (“registrant” and also referred to as “Company”)and Andreas A. McRobbie-Johnson, whose address is 6081 W. Park Avenue,Chandler, AZ 85226-1190 ( together the “Client”); and Evolve Bank & Trust, as escrow agent (“Escrow Agent”).

WITNESSETH:

WHEREAS, the Client has established an escrow account in which up to $1,100,000 (the “Funds”) may be deposited;

WHEREAS, Evolve Bank & Trust entered into an agreement with the Company and McRobbie-Johnson, dated and effective as of July 12, 2012, which agreement has been amended and thus Evolve Bank & Trust agrees to serve as Escrow Agent, in accordance with the terms and conditions set forth herein; and,

WHEREAS, the Client and the Escrow Agent desire to enter into an agreement with respect to the above-described escrow.

NOW, THEREFORE, in consideration of the foregoing and mutual promises and covenants contained herein, it has been and IT IS HERE BY AGREED as follows:

1.                   Establishment of Escrow Account. The parties have established an escrow account with the Escrow Agent. McRobbie-Johnson shall sell his shares only after DIGNYTE, Inc. has sold the number of shares as stated in its offering.

2.                   Appointment of Escrow Agent; Deposits of Cash.

(a)	The Client hereby appoints the Escrow Agent as its agent and custodian to hold and disburse the consideration deposited with the Escrow Agent pursuant to the terms of this Escrow Agreement in accordance with the terms hereof.

(b)	Following the execution of this Escrow Agreement, the Client will cause to be delivered to the Escrow Agent from time to time any and all consideration received from the investors upon the execution and delivery of the Subscription Agreement (the “Escrow Funds”).

3.                   Deposits Into and Distributions From the Escrow Account. A description of the procedures involved is below.

DEPOSIT OF OFFERING PROCEEDS AND SECURITIES

Rule 419 of the Securities Exchange Act of 1933 (“Rule 419” or the “Rule”) requires that the net offering proceeds, and all securities to be issued (and those sold by a selling shareholder upon their sale) be promptly deposited by the Company into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released by the Escrow Agent to the Company and to investors, respectively, only after the Company has met the following three conditions: First, the Company must execute an agreement for an acquisition(s) valued at least 80% of the offering amount (includes both the Company and selling shareholders shares) ; second, the Company must successfully complete a reconfirmation offering which is reconfirmed by at least 80% of the shares sold in the offering (includes the Company shareholders and the selling shareholder) ; and third, the acquisition(s) meeting the above criteria must be consummated. If the minimum offering is not completed, or the acquisition is not timely and properly consummated pursuant to Rule 419, the Escrow Agent is instructed that investors will be entitled to the return of their Deposited Funds in full, without deduction for fees.

DEPOSIT AND INVESTMENT OF OFFERING PROCEEDS

i.	All offering proceeds shall be deposited promptly into the escrow or trust account.

ii.	Deposited proceeds shall be in the form of checks, drafts, or money orders payable to the order of the escrow agent or trustee.

iii.	Deposited proceeds and interest or dividends thereon, if any, shall be held for the sole benefit of the purchasers of the securities.

iv.	Deposited proceeds shall be invested at the discretion of the Escrow Agent in one of the following:

A.	An obligation that constitutes a "deposit," as that term is defined in section 3(1) of the Federal Deposit Insurance Act;
B.	Securities of any open-end investment company registered under the Investment Company Act of 1940 that holds itself out as a money market fund meeting the conditions of paragraphs (c)(2), (c)(3), and (c)(4) of Rule 2a-7 under the Investment Company Act; or
C.	Securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States of America.

v.	Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with the provisions of this section. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchasers shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrants.

vi.	The registrant may receive up to ten (10) percent of the proceeds remaining after payment of underwriting commissions, underwriting expenses and dealer allowances permitted by Rule 419(b)(2)(vi) of the Securities Act of 1933 exclusive of interest or dividends, only after such time as the offering has been completed and upon written request of the registrant.

vii.	This escrow will termination upon the happening of one of the following: (1) the failure to reach the offering amount within 360 days of the effectiveness of the offering, (2) confirmation by the Company’s legal counsel that a reconfirmation offering has been completed, or (3) failure to complete the reconfirmation offering within eighteen (18) months of the date of effectiveness. In the event of termination, funds and securities shall be delivered as described herein.

DEPOSIT OF SECURITIES

i.	All securities issued in connection with the offering (including the shares sold by Andreas A. McRobbie-Johnson , when and if sold), whether or not for cash consideration, and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends, or similar rights, shall be deposited by the Company directly into the escrow or trust account promptly upon issuance. The identity of the purchaser of the securities shall be included on the stock certificates or other documents evidencing such securities. See also Rule 15g-8 of the Exchange Act regarding restrictions on sales of, or offers to sell, securities deposited in the escrow or trust account.

ii.	Securities held in the escrow or trust account are to remain as issued and deposited and shall be held for the sole benefit of the purchasers, who shall have voting rights, if any, with respect to securities held in their names, as provided by applicable state law. No transfer or other disposition of securities held in the escrow or trust account or any interest related to such securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 as amended (26 U.S.C. 1 et seq.), or Title 1 of the Employee Retirement Income Security Act (29 U.S.C. 1001 et seq.), or the rules thereunder.

iii.	Warrants, convertible securities or other derivative securities relating to securities held in the escrow or trust account may be exercised or converted by the Escrow Agent at the direction of the Company in accordance with their terms; provided, however, that securities received upon exercise or conversion, together with any cash or other consideration paid in connection with the exercise or conversion, are promptly deposited into the escrow or trust account.

POST-EFFECTIVE AMENDMENT

Once the agreement(s) governing the acquisition(s) of a business(es) between the parties to this Agreement, if applicable, meeting the above criteria has (have) been executed, Rule 419 requires the Company to update the registration statement of which the prospectus relative to the acquisition registration is a part with a post-effective amendment. The post-effective amendment must contain information about: the proposed acquisition candidate(s) and its business(es), including audited financial statements; the results of this offering; and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The Company must execute an agreement for an acquisition(s) valued at at least 80% of the offering amount; second, the Company must successfully complete a reconfirmation offering which is reconfirmed by at least 80% of the shares sold in the offering; and third, the acquisition(s) meeting the above criteria must be consummated.

RECONFIRMATION OFFERING

The reconfirmation offer by the Company must commence within five (5) business days after the effective date of the post-effective amendment. Pursuant to Rule 419, the terms of the reconfirmation offer must include the following conditions:

(1)	The prospectus contained in the post-effective amendment will be sent by the Company to each investor whose securities are held in the escrow account within five (5) business days after the effective date of the post-effective amendment;

(2)	Each investor will have no fewer than twenty (20), and no more than forty-five (45), business days from the effective date of the post-effective amendment to notify the Company in writing that the investor elects to remain an investor;

(3)	If the Company does not receive written notification from any investor within forty-five (45) business days following the effective date, the pro rata portion of the Deposited Funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within five (5) business days by first class mail or other equally prompt means;

(4)	The acquisition(s) will be consummated only if investors having contributed eighty percent (80%) of the offering proceeds elect to reconfirm their investments; and

(5)	If a consummated acquisition(s) has not occurred within eighteen (18) months from the date that the Securities and Exchange Commission deems the offering effective as indicated on the prospectus, then Deposited Funds held in the escrow account shall be returned to all investors on a pro rata basis within five (5) business days by first class mail or other equally prompt means.

RELEASE OF DEPOSITED SECURITIES AND DEPOSITED FUNDS

Methods of Disposition of Escrow Funds. The Escrow Agent will hold the Escrow Funds and Securities as specified in this Escrow Agreement until authorized hereunder to deliver such Escrow Funds or Securities as follows:

Under Rule 419, the Deposited Funds and Deposited Securities will be released by the Escrow Agent to the Company and to investors, respectively, only after :

(1) The Escrow Agent has received written certification from the Company and any other evidence acceptable by the Escrow Agent that the Company has executed an agreement for the acquisition(s) of a business(es) the value of which represents at least 80% of the maximum offering proceeds (both company and selling shareholder sales) and has filed the required post-effective amendment, the post-effective amendment has been declared effective, the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer(at least 80% of both the company and selling shareholder offering shares must have voted in favor of reconfirmation); and

(2) The acquisition(s) of the business(es) the value of which represents at least 80% of the maximum offering proceeds is (are) consummated or

(3) The deposited funds shall be returned to investors in the event that the minimum offering amount is not raised within 180 days (in which case the securities are returned to the company).

GENERAL PROVISIONS

1.	Discretion of Escrow Agent. The Escrow Agent, in its actions pursuant to this Agreement, shall be fully protected in every reasonable exercise of its discretion and shall have no obligations hereunder either to the Company or to any other party, except as expressly set forth herein and as stated in Rule 419 of the Securities Act of 1933.It is understood and agreed that the duties of the Escrow Agent are entirely ministerial, being limited to receiving and holding and disbursing such Funds in accordance with this Agreement.

2.	Escrow Fees. The fee of the Escrow Agent is a fee of $1,500, $750 of which shall be paid by the registrant at the opening of escrow and the remainder of which fee shall be paid after the close of the offering. In addition, all hard costs (wire fees, etc.) shall be deducted from disbursements.

3.	Expenses of Escrow Agent. Escrow Agent does not anticipate any expenses other than hard costs as described above. In the event Escrow Agent does incur any expenses, Client agrees to promptly reimburse Escrow Agent for its actual costs incurred.

4.	Limitation of Liability of Escrow Agent. In performing any of its duties hereunder, the Escrow Agent shall not incur any liability to anyone for any damages, losses or expenses, except for willful default or knowing violation of law, and it shall, accordingly, not incur any such liability with respect to: (i) any action taken or omitted in good faith upon advice of its counsel or counsel for the Client given with respect to any questions relating to the duties and responsibilities of the Escrow Agent under this Agreement; or (ii) any action taken or omitted in reliance upon any instrument, including the written advice provided for herein, not only as to its due execution and the validity and effectiveness of its provisions, but also as the truth and accuracy of any information contained therein, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons, and to conform with the provisions of this Agreement.

5.	Indemnity of Escrow Agent. The Client hereby agrees to indemnify and hold harmless the Escrow Agent against any and all losses, claims, damages, liabilities, attorneys’ fees (even if Escrow Agent represents himself), and expenses, including any litigation arising from this Agreement or involving the subject matter hereof.

6.	Disputes. In the event that a dispute arises as to the terms of this Agreement, the Escrow Agent shall be entitled to deposit, in the nature of any interpleader action, any documents or proceeds then held by such Escrow Agent with any court of competent jurisdiction within the State of Arkansas and shall be reimbursed for all its attorney’s fees and costs connected therewith, even if Escrow Agent, as attorney, represents himself.

7.	Entire Agreement. This is the entire Agreement of the parties. Any other agreements of any nature whether oral or written not contained herein are expressly made null and void.

8.	Governing Law. This Agreement shall be governed by the laws of the State of Nevada.

IN WITNESS WHEREOF, the Company, and the Escrow Agent have executed this Escrow Agreement on the day and year first above-written.

THE COMPANY

/s/ Andreas A. McRobbie-Johnson
Date: August 17 , 2012
Andreas A. McRobbie-Johnson, President
DIGNYTE, Inc.

THE SELLING SHAREHOLDER

/s/ Andreas A. McRobbie-Johnson
Date: August 17 , 2012
Andreas A. McRobbie-Johnson, Individually, Selling Shareholder
DIGNYTE, Inc.

THE ESCROW AGENT

Evolve Bank & Trust

By:	/s/ C. Douglas Kelso, III
Date: August 17 , 2012
Name: C.Douglas Kelso, III
Evolve Bank & Trust